UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 4, 2012 (August 30, 2012)

Flagstone Reinsurance Holdings, S.A.
(Exact name of registrant as specified in its charter)

Luxembourg	001-33364	98-0481623
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

65 Avenue de la Gare
L-1611 Luxembourg
Grand Duchy of Luxembourg
(Address of principal executive offices)

Registrant’s telephone number, including area code:  +352 273 515 30

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into A Material Definitive Agreement.

Agreement and Plan of Merger

On August 30, 2012, Flagstone Reinsurance Holdings, S.A. ( “Flagstone”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Validus Holdings, Ltd. (“Validus”), Validus UPS, Ltd., a wholly-owned subsidiary of Validus (“Merger Sub”), and Flagstone Reinsurance Holdings (Bermuda) Limited, a wholly-owned subsidiary of Flagstone (“Flagstone Bermuda”).

The Merger Agreement provides for (a) the merger of Flagstone with and into its wholly-owned subsidiary Flagstone Bermuda pursuant to which Flagstone Bermuda will survive as the intermediate company (the “First-Step Merger”), and (b) immediately following the First-Step Merger, the merger of Flagstone Bermuda with and into Merger Sub pursuant to which Merger Sub will be the surviving company (the “Second-Step Merger” and together with the First-Step Merger, the “Mergers”) such that, immediately following the Mergers, the successor-in-interest to Flagstone will be a wholly-owned subsidiary of Validus.

Pursuant to the Merger Agreement, at the closing, (a) each outstanding share of Flagstone will be automatically converted pursuant to the First-Step Merger into one common share of Flagstone Bermuda and (b) each outstanding common share of Flagstone Bermuda will then be automatically converted pursuant to the Second-Step Merger into the right to receive 0.1935 Validus voting common shares and $2.00 in cash, without interest and less any applicable withholding tax (collectively, the “Merger Consideration”).

All Flagstone restricted share unit awards and performance share unit awards outstanding immediately prior to the Mergers generally will be cancelled and converted into the right to receive a number of fully vested Validus voting common shares and cash for each Flagstone share underlying such awards based on the Merger Consideration and cash equal to any accumulated dividends declared with respect to the applicable award, with the consideration payable in respect of performance share units to be determined assuming the achievement of all performance goals at maximum.  In addition, the outstanding warrant to purchase Flagstone shares held by Leyton Limited will be amended such that following the Mergers it will represent a warrant to acquire Validus voting common shares and cash for each Flagstone share underlying such warrant based on the Merger Consideration.

The Merger Agreement is governed by New York law except to the extent Luxembourg law or Bermuda law is mandatorily applicable, and is subject to the jurisdiction of New York courts except to the extent any such proceeding manditorily must be brought in Luxembourg or Bermuda.  For United States Federal income tax purposes, each of the First-Step Merger and Second-Step Merger are intended to qualify as a “reorganization” under the provisions of Section 368(a) of the United States Internal Revenue Code of 1986, as amended.

The Merger Agreement contains customary representations, warranties and covenants of Validus and Flagstone, including covenants to conduct their respective businesses in the ordinary course during the interim period between the execution of the Merger Agreement and consummation of the Mergers, not to engage in certain types of transactions during this interim period, to use their respective reasonable best efforts to take all actions necessary to cause the conditions to closing to be satisfied as promptly as reasonably practicable and to use their respective reasonable best efforts to obtain all necessary governmental and regulatory approvals.

Flagstone has agreed that neither it nor any of its subsidiaries nor any of the officers and directors of it or its subsidiaries shall solicit, initiate or knowingly facilitate or encourage (including by providing non-public information) any effort or attempt to make or implement any competing proposal or offer, as further described in the Merger Agreement.  Flagstone has also agreed to take reasonable best efforts to ensure that its and its subsidiaries’ representatives and affiliates do not take any such actions.  These restrictions are subject to a “fiduciary out” provision that permits Flagstone to provide non-public information and participate in discussions or negotiations with respect to a competing proposal that Flagstone’s board of directors determines in good faith, after consultation with its financial advisors and outside legal counsel, that the failure to do so would violate or result in a breach of the directors’ fiduciary duties under the laws of Luxembourg.  Flagstone’s board of directors does not have the right to terminate the Merger Agreement (a) to accept a competing proposal or (b) if Flagstone’s board of directors withholds, withdraws modifies or qualifies its recommendation to Flagstone shareholders to approve the transactions contemplated by the Merger Agreement.  However, Flagstone’s board of directors may, subject to certain procedural requirements set forth in the Merger Agreement, withhold, withdraw modify or qualify its recommendation to Flagstone shareholders to approve the transactions contemplated by the Merger Agreement in the event that the board of directors of Flagstone determines in good faith, after consultation with its financial advisors and outside legal counsel, that failure to do so would violate or result in a breach of the directors’ fiduciary duties under the laws of Luxembourg.  Therefore, unless Validus terminates the Merger Agreement following a change in recommendation by Flagstone’s board of directors, the transactions contemplated by the Merger Agreement will be submitted to a vote of Flagstone’s shareholders even if Flagstone’s board of directors has changed its recommendation.

Consummation of the Mergers is subject to certain customary conditions, including approval by Flagstone’s shareholders as described below, receipt of required regulatory approvals, listing of the Validus voting common shares to be issued as Merger Consideration on the New York Stock Exchange, effectiveness of Validus’ registration statement on Form S-4 and receipt of customary opinions relating to certain tax matters from the parties’ respective legal counsels. Consummation of the Mergers is not subject to a financing condition or contingency.

In addition, a condition to closing for each of Validus and Flagstone is that (a) the other party’s book value as of a specified “measurement date” shall be equal to or greater than 50% of such other party’s book value as of December 31, 2012, and (b) on a percentage basis, the decline in the other party’s book value between December 31, 2012 and the measurement date shall not be more than 20 percentage points greater than the decline (if any) on a percentage basis during such period of the book value of the party (for the avoidance of doubt disregarding any increase) asserting the condition.  In the event that such condition is asserted and not satisfied, the party asserting such condition may terminate the Merger Agreement.  The “measurement date” under the Merger Agreement will be the first business day following the satisfaction or (to the extent permitted by applicable law) waiver by the party entitled to the benefits thereof of the conditions set forth in the Merger Agreement, other than the conditions relating to book value described above and those conditions that by their nature are to be satisfied at the closing.

Flagstone must obtain the approval of at least 75% of the Flagstone shares present or represented at a special general meeting of Flagstone’s shareholders to approve the Merger Agreement, the First-Step Merger and the statutory merger agreement required to be entered into in connection with the First-Step Merger (the “First-Step Merger Agreement”).  Flagstone, in its capacity as sole shareholder of Flagstone Bermuda, has (a) with respect to the First-Step Merger, approved the Merger Agreement, the First-Step Merger and the First-Step Merger Agreement and (b) with respect to the Second-Step Merger, approved the Merger Agreement, the Second-Step Merger and the statutory merger agreement required to be entered into in connection with the Second-Step Merger.  The Mergers do not require the vote or approval of Validus’ shareholders.

In addition to the termination rights related to specified declines in the book value of either Flagstone or Validus that are described above, the Merger Agreement contains certain other customary termination rights for both Validus and Flagstone, including (a) if the Mergers are not consummated on or before March 31, 2013 and (b) if the approval of Flagstone shareholders is not obtained.

The Merger Agreement provides that Validus will be entitled to receive a termination fee of $24.16 million (the “Termination Fee”) from Flagstone if Validus terminates the Merger Agreement due to a change or withdrawal by Flagstone’s board of directors of its recommendation of the transaction or if Flagstone willfully and materially breaches its covenants relating to non-solicitation or the convening of Flagstone’s shareholder meeting to approve the transactions contemplated by the Mergers.  The Termination Fee is also payable to Validus if either Validus or Flagstone terminates the Merger Agreement either because the required approval of Flagstone’s shareholders is not obtained or the Mergers have not been consummated on or prior to March 31, 2013 and, among other things, Flagstone enters into a definitive agreement with respect to or consummates a competing proposal within twelve months of the termination of the Merger Agreement.  In addition, in the event that the approval of Flagstone’s shareholders is not obtained, Flagstone will under certain circumstances be required to pay to Validus an amount equal to $6 million (which would be netted against any subsequent termination fee payable by Flagstone).

The Mergers are expected to close in the fourth quarter of 2012, subject to the conditions described above.

The representations, warranties and covenants of Validus, Merger Sub, Flagstone and Flagstone Bermuda contained in the Merger Agreement have been made solely for the benefit of the parties thereto.  In addition, such representations, warranties and covenants (a) have been made only for purposes of the Merger Agreement, (b) have been qualified by (i) matters specifically disclosed in Validus’ and Flagstone’s filings with the United States Securities and Exchange Commission and (ii) confidential disclosures made in the disclosure letters delivered in connection with the Merger Agreement, (c) are subject to materiality qualifications contained in the Merger Agreement which may differ from what may be viewed as material by investors, (d) were made only as of the date of the Merger Agreement or such other date as is specified in the Merger Agreement and (e) have been included in the Merger Agreement for the purpose of allocating risk between the contracting parties rather than establishing matters as fact.  Accordingly, the Merger Agreement is included with this filing only to provide investors with information regarding the terms of the Merger Agreement, and not to provide investors with any other factual information regarding Validus, Flagstone or their respective businesses.  Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Validus, Flagstone or any of their respective subsidiaries or affiliates.  Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in Validus’ or Flagstone’s public disclosures.

The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to and qualified in its entirety by reference to the Merger Agreement, a copy of which is filed as Exhibit 2.1 to this Form 8-K and is incorporated herein by reference.

Item 8.01	Other Events.

Voting Agreements

As an inducement for Validus to enter into the Merger Agreement, Validus entered into voting agreements with investment funds associated with Lightyear Capital and Trilantic Capital Partners (each, a “Shareholder” and collectively, the “Shareholders”), which collectively own approximately 22.5% of the outstanding Flagstone shares.

Pursuant to the voting agreements, each Shareholder has agreed to vote all of such Shareholder’s Flagstone shares (subject to the limitations on voting rights set forth in Section 51A of Flagstone’s articles of incorporation (STATUTS), to the extent applicable): (a) in favor of approval of the Merger Agreement, the First-Step Merger and the First-Step Merger Agreement; (b) against any competing proposal for Flagstone; (c) against any amendment to Flagstone’s articles of incorporation or other proposal or transaction involving Flagstone or any of its Subsidiaries, in each case, that would reasonably be expected to materially impede, interfere with, delay, postpone or adversely affect in any manner the Mergers or change, in any manner, the voting rights of any class of Flagstone’s share capital; and (d) at Validus’ request and, subject to certain limitations, for any proposal that Flagstone’s board of directors has determined is reasonably necessary to facilitate the acquisition of Flagstone by Validus in accordance with the terms of the Merger Agreement, as may be amended (other than an amendment that would (i) reduce the Merger Consideration (or otherwise alter the mix of Merger Consideration) payable pursuant to the Merger Agreement as in effect on August 30, 2012 or (ii) otherwise be less favorable in any material respect to such Shareholders than the Merger Agreement as in effect on August 30, 2012).

Each of the voting agreements shall terminate at the first to occur of: (a) a written agreement among Validus and the applicable Shareholders party to such voting agreement to terminate such voting agreement; (b) the closing of the Mergers; (c) the date of any waiver, modification or amendment to the terms of the Merger Agreement that would reduce the Merger Consideration (or otherwise alter the mix of Merger Consideration) payable pursuant to the Merger Agreement as in effect on August 30, 2012, and (d) the termination of the Merger Agreement in accordance with its terms; provided, that, with respect to a termination of such voting agreement pursuant to this clause (d) only, in the event that the Merger Agreement is terminated (1) by Validus because Flagstone willfully and materially breached its covenants in the Merger Agreement relating to the non-solicitation covenant or the convening of Flagstone’s shareholder meeting to approve the transactions contemplated by the Mergers or (2) by Flagstone or Validus if either (A) Flagstone’s shareholders fail to approve the transactions contemplated by the Merger Agreement or (B) the Mergers fail to close on or prior to March 31, 2013 (prior to obtaining approval of Flagstone shareholders of the Mergers) and, in the case of either (A) or (B), prior to such termination a bona fide competing proposal shall have been publicly made or proposed or otherwise communicated to Flagstone or any of its subsidiaries or any of their respective representatives on or after the date of the Merger Agreement and prior to Flagstone’s shareholder meeting (or prior to the termination of the voting agreement if Flagstone’s shareholder meeting has not occurred), then each Shareholder has agreed to vote against any competing proposal for Flagstone for an additional “tail” period of 90 days following such termination.

In addition, each of the voting agreements provide that the Shareholders will not, subject to limited exceptions, (a) directly or indirectly sell (including any short sale), transfer, pledge, encumber, assign or otherwise dispose of (collectively, “Transfer”) or (b) enter into any contract, option, derivative, hedging or other agreement or arrangement or understanding with respect to a Transfer of its Flagstone shares.

Item 9.01	Financial Statements And Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated August 30, 2012, by and among Validus Holdings, Ltd., Validus UPS, Ltd., Flagstone Reinsurance Holdings, S.A. and Flagstone Reinsurance Holdings (Bermuda) Limited.

Cautionary Note Regarding Forward-Looking Statements:

This material may include forward-looking statements, both with respect to Flagstone and Validus and their industries, that reflect their current views with respect to future events and financial performance.  Statements that include the words “expect,” “intend,” “plan,” “believe,” “project,” “anticipate,” “will,” “may,” “would” and similar statements of a future or forward-looking nature identify forward-looking statements.  All forward-looking statements address matters that involve risks and uncertainties, many of which are beyond Flagstone’s and Validus’ control.  Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in such statements and, therefore, you should not place undue reliance on any such statements.  Flagstone and Validus believe that these factors include, but are not limited to, the following: 1) unpredictability and severity of catastrophic events; 2) issues relating to claims and coverage that may emerge from changing industry practices or changing legal, judicial, social or other environmental conditions; 3) rating agency actions; 4) adequacy of Flagstone’s and Validus’ risk management and loss limitation methods; 5) competition in the insurance and reinsurance markets; 6) cyclicality of demand and pricing in the insurance and reinsurance markets; 7) adequacy of Flagstone’s and Validus’ respective loss reserves; 8) the estimates and judgments that Flagstone and Validus use in preparing their respective financial statements, which are more difficult to make than if Flagstone and Validus were mature companies; 9) retention of key personnel; 10) potential conflicts of interest with Flagtone’s and Validus’ respective officers and directors; 11) continued availability of capital and financing; 12) potential loss of business from one or more major insurance or reinsurance brokers; 13) the credit risk that each of Flagstone and Validus assume through their dealings with their respective insurance and reinsurance brokers; 14) Flagstone’s and Validus’ respective ability to implement, successfully and on a timely basis, complex infrastructure, distribution capabilities, systems, procedures and internal controls, and to develop accurate actuarial data to support the business and regulatory and reporting requirements; 15) the risk that Flagstone and Validus could be bound to policies that contravene their respective underwriting guidelines by managing general agents and other third parties who support certain of their businesses; 16) availability of reinsurance and retrocessional coverage; 17) the effect on Flagstone’s and Validus’ investment portfolios of changing financial market conditions including inflation, interest rates, liquidity and other factors; 18) the impact of currency fluctuations on Flagstone’s and Validus’ operating results; 19) the impact of heightened European sovereign debt risk on Flagstone’s and Validus’ fixed income portfolios; 20) the integration of Flagstone or other businesses Validus may acquire or new business ventures Validus may start; 21) the legal, regulatory and tax regimes under which Flagstone and Validus operate; and 22) acts of terrorism or outbreak of war, as well as Flagstone and Validus management’s response to any of the aforementioned factors.

Additionally, the proposed transaction is subject to risks and uncertainties, including: (A) that Flagstone and Validus may be unable to complete the proposed transaction because, among other reasons, conditions to the closing of the proposed transaction may not be satisfied or waived; (B) uncertainty as to the timing of completion of the proposed transaction, (C) uncertainty as to the actual premium (if any) that will be realized by Flagstone shareholders in connection with the proposed transaction; (D) uncertainty as to the long-term value of Validus common shares; (E) failure to realize the anticipated benefits of the proposed transaction, including as a result of failure or delay in integrating Flagstone’s businesses into Validus; and (F) the outcome of any legal proceedings to the extent initiated against Validus, Flagstone and others following the announcement of the proposed transaction, as well as Validus and Flagstone management’s response to any of the aforementioned factors.

The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included herein and elsewhere, including the risk factors included in Flagstone’s most recent reports on Form 10-K and Form 10-Q and the risk factors included in Validus’ most recent reports on Form 10-K and Form 10-Q and other documents of Flagstone and Validus on file with the Securities and Exchange Commission (“SEC”).  In addition to the risks described above, risks and uncertainties relating to the proposed mergers will be more fully discussed in the preliminary proxy statement/prospectus included in the registration statement on Form S-4 that will be filed by Validus with the SEC.  Any forward-looking statements made in this material are qualified by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by Flagstone or Validus will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, Flagstone or Validus or their respective businesses or operations.  Each forward-looking statement speaks only as of the date of the particular statement and, except as may be required by applicable law, Flagstone and Validus undertake no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

The contents of any websites referenced in this material are not incorporated by reference herein.

Additional Information about the Proposed Transaction and Where to Find It:

This material does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval.  Certain matters relating to the proposed transaction will be submitted to shareholders of Flagstone for their consideration.  Flagstone shareholders are urged to read the preliminary proxy statement/prospectus included in the registration statement on Form S-4 that will be filed by Validus with the SEC in connection with the proposed transaction when it is filed, any supplement or amendment thereto that may be filed, and any other relevant documents that may be filed, with the SEC because they will contain important information.  This material is not a substitute for the proxy statement/prospectus or any other documents which Validus or Flagstone may file with the SEC and send to Flagstone shareholders in connection with the proposed transaction.

All such documents, when filed, will be available free of charge at the SEC’s website (www.sec.gov) or by directing a request to Validus through Jon Levenson, Executive Vice President, at +1-441-278-9000, or Flagstone through Brenton Slade, Chief Marketing Officer, at +1-441-278-4303.

Participants in the Solicitation:

Flagstone and Validus and their respective directors and officers may be deemed to be participants in any solicitation of Flagstone shareholders in connection with the proposed transaction.  Information about Flagstone’s directors and officers is available in Flagstone’s definitive proxy statement, dated March 28, 2012, for its 2012 annual general meeting of shareholders.  Information about Validus’ directors and officers is available in Validus’ definitive proxy statement, dated March 21, 2012, for its 2012 annual general meeting of shareholders.  Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement/prospectus included in the registration statement on Form S-4 and other relevant materials to be filed with the SEC when they become available.  You can obtain such documents free of charge at the SEC’s website (www.sec.gov) or by using the contact information above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLAGSTONE REINSURANCE HOLDINGS, S.A.

	By:	/s/ William F. Fawcett
Name: William F. Fawcett
Title: General Counsel
Date: September 4, 2012

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated August 30, 2012, by and among Validus Holdings, Ltd., Validus UPS, Ltd., Flagstone Reinsurance Holdings, S.A. and Flagstone Reinsurance Holdings (Bermuda) Limited.